Exhibit 99.6

Creating a World-Class Pharmaceuticals and Chemicals Company Merck KGaA Employee Presentation, Darmstadt, 13 March 2006

Disclaimer The information contained in this document with regard to Schering AG has been obtained from publicly available sources only. Neither Merck KGaA nor any of their representatives have independently verified any of the information contained herein. Merck KGaA therefore cannot assume any responsibility with respect to the completeness and the accuracy of this information. This document includes certain statements, estimates and projections with respect to the anticipated future performance of the Schering AG's and Merck KGaA's business and the market for the Schering AG's and Merck KGaA's business' products and services. Such statements, estimates and projections reflect various assumptions made by Merck KGaA concerning anticipated results, which may or may not prove to be correct. No representations are made as to the accuracy of such statements, estimates and projections. The information contained in this document is selective and does not purport to contain all the information the addressee may require. This document should exclusively be viewed together with the oral briefing provided by Merck KGaA. The addressees of this document should conduct their own investigation and analysis of Schering AG's and Merck KGaA's business and of the information contained in this document and are advised to seek their own professional advice on legal, financial and tax aspects. Note regarding forward-looking statements: The information in this document may contain "forward-looking statements". Forward-looking statements may be identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "will" or words of similar meaning and include, but are not limited to, statements about the expected future business of Schering AG resulting from and following the proposed transaction. These statements are based on the current expectations of management of Merck KGaA and are inherently subject to uncertainties and changes in circumstances. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are factors relating to satisfaction of the conditions to the proposed transaction, and changes in global, political, economic, business, competitive, market and regulatory forces. Merck KGaA do not undertake any obligation to update the forward-looking statements to reflect actual results, or any change in events, conditions, assumptions or other factors. The information in this document is neither an offer to purchase nor a solicitation of an offer to sell securities of Schering AG nor a prospectus. At the time the tender offer is commenced, a tender offer statement will be filed with the U.S. Securities and Exchange Commission (SEC) with respect to the tender offer. Investors and holders of securities of Schering AG are strongly advised to read the tender offer statement and other relevant documents regarding the tender offer filed with the SEC when they become available because they will contain important information. Investors and holders of securities of Schering AG will be able to receive these documents, when they become available, free of charge at the SEC's web site, www.sec.gov. This is not an offer of Merck KGaA securities for sale in the United States. No such securities have been registered under the U.S. Securities Act of 1933, as amended, and no such securities may be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States must be made by means of a prospectus that contains detailed information about the issuer and management as well as financial statements. All pharmaceuticals products mentioned in this presentation are registered trademarks.

Transaction Highlights (1/2) Merck KGaA will make a public tender offer to all shareholders of Schering AG Purchase price of €77 per share in cash Total equity value of €14.6bn .... in order to combine the two businesses Create a German-based world-class pharmaceuticals and chemicals company Combined pro-forma revenues of €11.2bn ~54,000 employees worldwide .... and provide both companies the unique opportunity to take a quantum leap in the consolidating global pharmaceuticals industry

Transaction Highlights (2/2) Creating a world-class pharmaceuticals and chemicals company Significant strengthening of Ethicals business built on strong product portfolio, enhanced pipeline and excellent business fit Leading market positions in core businesses (Generics, Liquid Crystals, Life Science & Analytics, Pigments and Diagnostic Imaging) Significant value creation Opportunities for accelerated growth through enhanced global platform in R&D and M&S €500m of annual cost synergies Immediately accretive to adjusted EPS1 before synergies Fully financed transaction Full commitment by Merck Family with equity contribution of €1bn Adjusted EPS before transaction related charges relating to purchase accounting and restructuring costs.

~29,000 ~25,000 ~54,000 €0.9bn €0.9bn €1.8bn €5.9bn €5.3bn €11.2bn €0.7bn €1.0bn €1.7bn 15.0% 17.5% 16.2% €16.0bn €12.7bn Sales Operating Result R&D Investment ROS Worldwide Employees Market Capitalization3 Merck KGaA1 Schering AG1 New Merck Group2 Creating a World-Class Pharmaceuticals and Chemicals Company As of FY2005 FY 2005 combined As of 10 March 2006. Merck KGaA based on theoretical number of shares.

Ethicals 50 Generics 16 Diagnostics 13 CHC 3 Chemicals 17 Attractive Portfolio of Businesses In Pharma: Ethicals: Fully integrated, global pharma businesses focused on Oncology, Gynecology & Andrology, and CNS with strong growth potential Generics: No. 3 WW with strong positions in attractive markets Diagnostic Imaging: A leading global player, stable business and market leader for MRI2 contrast agents Consumer Health Care: Attractive niche business with solid growth and profitability In Chemicals: Liquid Crystals: World market leader with continuing strong growth prospects and superior profitability Life Sciences & Analytics: Growing businesses with solid market positions, No. 1 WW in reagents Pigments: Stable business with strong global position in effect pigments Ethicals 50% Generics 16% Diagnostic Imaging 13% Chemicals 18% CHC 3% Europe 48% US 19% Asia-Pacific, Africa 16% Latin America, Canada 10% Japan 7% Total: €11.2bn Excludes other activities (consisting primarily of carved-out dermatology entity) but is included in total sales. MRI: Magnetic Resonance Imaging Combined Sales by Segment (2005) Combined Sales by Region1 (2005) Europe 47.7 USA 19.5 Asia-Pacific, Afria 16.1 Latin America, Canada 9.6 Japan 7

The Transaction Is Good for Multiple Stakeholders We strongly believe that... ..... Employees will benefit from stronger and more competitive business that will provide job creation in the long-term ..... The City of Darmstadt will benefit from being the HQ of a world-class pharmaceuticals and chemicals company .... The City of Berlin will benefit from New Merck Group's continued role as a major employer and as a major location of the Ethicals business ..... Germany will benefit from the retention of skills and know-how in a key innovation industry, as well as the company's continued commitment to invest

Family Involvement at Merck KGaA Family owned since 1668 Oldest pharmaceuticals and chemicals company in the world - long history of building research-and innovation-driven businesses Clear focus on the long-term development and value creation of the business "We think beyond the next set of quarterly figures - we take responsibility for the next generations" Legal form of KGaA deliberately chosen to retain the character of the family business while creating a lucrative investment opportunity for outside shareholders Family shareholding guarantees independence Family has a long track record of growing the business and creating value Family is committed to invest €1bn as part of this transaction

Role of Prof. Dr. Wilhelm Simson Intimate knowledge of Merck KGaA as both Chairman of the Supervisory Board and a member of the Board of Partners of E. Merck OHG (representing the Merck Family). Well-known and trusted, team player. 35 years of experience at major German corporations. As CEO of Viag AG, Prof. Simson was in charge of the merger with Veba AG and the subsequent integration in 2000 creating Germany's largest energy company (E.ON AG). The Family Council and GL have asked Prof. Simson to Communicate the rationale for the transaction Support the GL in successfully executing the transaction Create the basis for a timely and successful integration.

Larger Scale and Critical Mass in Ethicals Business Larger scale to compete €5.6bn pro-forma Ethicals sales in 2005 (3.3x Merck KGaA Ethicals sales) €1.3bn pro-forma R&D budget, 30 projects in clinical development 9,000+ pro-forma sales force, present in all major regions "Right size" to focus on specialty-type markets Large enough to compete on a global scale Remain entrepreneurial and responsive Target expertise and investments

2003 455 2004 500 2005 650 CAGR 1: 19.5% Oncology Franchise Is Clearly Strengthened and Will Be a Growth Driver of the Future Highly successful Erbitux launch in July 2004 (EU) Follow-on Erbitux indications fuel near-term growth potential Expertise and solid working relationships with health authorities and thought leaders in both US and Europe Combined pipeline is world-class with over 16 projects of which several have potential to be first or best in class Complementary strength through Merck KGaA's focus on solid tumors and Schering AG's experience in blood-born cancers Total: €5.6bn 0.12 0.37 0.17 0.19 0.15 Oncology 12% Gynecology & Andrology 37% Other 15% CNS 17% CM Care 19% Combined Sales by TA (2005) CAGR = Compounded Annual Growth Rate

2003 1734 2004 1873 2005 2082 CAGR: 9.6% Market Leadership in Gynecology & Andrology (G&A) No. 1 worldwide in oral contraceptives; Yasmin is the franchise's leading contraceptive brand with worldwide sales of €586m in 2005 Fertility control and HRT (hormone replacement therapy) franchise with global presence Schering AG has successful track record in R&D having launched over 10 products in this area since 2000 New Merck Group plans to integrate all Merck KGaA's women's health activities into the existing business of Schering AG to leverage their expertise 0.12 0.37 0.17 0.19 0.15 Oncology 12% CNS 17% Gynecology & Andrology 37% Other 15% CM Care 19% Total: €5.6bn Combined Sales by TA (2005)

2003 876 2004 887 2005 974 CAGR: 5.4% Leveraging Historic Success to Create New Central Nervous System (CNS) Franchise Potential launch success of Merck KGaA's Sarizotan will be accelerated by Schering AG's capabilities in CNS New Merck Group will initiate a focused research program in niche CNS areas Leading Multiple Sclerosis (MS) franchise around the flagship product Betaferon, with worldwide sales of €867m in 2005 Betaferon will have the opportunity for incremental use and expansion into new markets through additional clinical development (BEYOND and BENEFIT studies) Campath has strong potential for the treatment of MS 0.12 0.37 0.17 0.19 0.15 Oncology 12% Gynecology & Andrology 37% Other 15% CNS 17% CM Care 19% Total: €5.6bn Combined Sales by TA (2005)

2003 1052 2004 1009 2005 1074 CAGR: 1.1% CardioMetabolic Care (CM Care) Franchise Generating Steady Sales Stable franchise built on two core product families: Concor (€331m sales) Glucophage (€253m sales) New Merck Group will employ a "harvest" strategy on the mature product portfolio Plan to analyze early-stage development compounds, as well as research activities, as part of overall portfolio evaluation Ethicals management will evaluate future of this area following completion of the transaction 0.12 0.37 0.17 0.19 0.15 Oncology 12% Gynecology & Andrology 37% CM Care 19% Other 15% CNS 17% Total: €5.6bn Combined Sales by TA (2005)

Therapeutic Areas Anchored by a Solid Portfolio Product TA Indication Sales (€m) in 2005 Change from 2004 Betaferon CNS Multiple Sclerosis 867 +11% Yasmin Gynecology & Andrology Oral contraceptive 586 +36% Concor1 CardioMetabolic Care Cardiovascular 331 +14% Glucophage1 CardioMetabolic Care Diabetes 253 -7% Mirena Gynecology & Andrology Intrauterine system 243 +22% Erbitux Oncology Cancer 218 +182% Diane Gynecology & Andrology Oral contraceptive / Acne 172 -8% Microgynon Gynecology & Andrology Oral contraceptive 133 +4% Meliane Gynecology & Andrology Oral contraceptive 124 +3% Euthyrox1 CardioMetabolic Care Thyroid disease 113 +15% Total: 3,040 (54% of Ethicals sales) Including combination preparations/LCM products and direct sales to licensees. Schering AG Merck KGaA

Transaction Creates Global Reach for Ethicals Schering AG1 Merck KGaA 2,254 1,956 4,210 Europe 630 1,343 1,973 Asia Pacific 707 9 716 Japan 975 914 1,889 Latin America 0 1,231 1,231 US Source: Schering AG 2004 Form 20F. Data including sales force for Diagnostic Imaging. Sales Force by Region

R&D Power Greatly Expanded by Larger Investment Capacity More competitive position compared to other mid-size companies Significant benefits of increased scale Higher probability of product approvals Allows acceleration of most promising products Complementary R&D strengths and capabilities Industry-competitive pipeline focused on three therapeutic areas Combined portfolio has a more balanced risk/reward profile Est. No. of Projects % of Sales 2005 estimated R&D budgets (€m) of select mid- size pharmaceuticals companies Eli Lilly Wyeth Bristol Myers Boehringer New Merck Group1 Schering-Plough Takeda Schering AG1 Bayer Novo Nordisk UCB Merck KGaA Organon Forest Shire a 2436 2059 1818 1320 1127 1059 743 682 483 434 236 225 b 1302 c 860 d 442 19.3% 23.1% 18.5% 14.8% 22.0% 19.0% 15.1% 21.1% 25.7% 17.9% 9.4% 17.8% 12 30 20 18 19 22 17 10 11 13 11 7 14.8% 26 17.9% 39 22.0% 29 Excluding Diagnostic Imaging. Source: Wall Street research, public filings and company websites

Well-Balanced R&D Pipeline with Greater Breadth and Depth Oncology Gynecology & Andrology CNS CM Care Early Stage 9 2 2 2 Late Stage 7 6 2 0 Magnificent Product Superb Product Total 16 8 4 2 Key Late Stage Products1: Erbitux H&N Erbitux NSCLC Erbitux 1st Line CRC L-BLP25 Vatalanib Sarizotan Leukine (Crohn's) YAZ Asoprisnil E2/DNG Pill Fertility Control Patch Oncology Gynecology & Andrology CNS Cardio Metabolics Other Generics Magnificent Product 0 0 0 0 0 0 Superb Product 0 0 0 0 0 0 Total 0 0 0 0 0 0 Key Late Stage Projects1 Erbitux H&N2 Erbitux NSCLC Erbitux 1st Line CRC L-BLP25 YAZ Asoprisnil E2/DNG Pill Fertility Control Patch Sarizotan Leukine (Crohn's) Campath (MS)3 Filed/phase III. EMEA issued positive opinion on 23 February 2006. Preparing to initiate phase III, awaiting guidance from regulatory authorities. Schering AG Projects Merck KGaA Projects Oncology Gynecology & Andrology CNS CM Care Early Stage 9 2 2 2 Late Stage1 7 6 2 0 Magnificent Product Superb Product Total 16 8 4 2

Particularly Strong Oncology Pipeline Phase Product Potential Indications or Uses Class Marketing Rights Erbitux Head and neck cancer Epidermal growth factor inhibitor Global ex-North America, co-exclusivity for Japan Erbitux Non-small cell lung cancer Epidermal growth factor inhibitor Global ex-North America, co-exclusivity for Japan Erbitux First line colorectal cancer Epidermal growth factor inhibitor Global ex-North America, co-exclusivity for Japan L-BLP25 Early stage non small cell lung cancer Muc-1 expressing cancers Global Tocosol Paclitaxel Late stage breast cancer Tubulin targeting agent Global Vatalanib First line colorectal cancer VEGF Inhibitor Global (w/ Novartis) Bonefos Bone metastases from breast cancer Non-nitrogen-containing oral bisphosphonate Global Matuzumab Colorectal and other cancers Epidermal growth factor inhibitor Global (w/ Takeda) Cilengitide Brain and other cancers Adhesion molecule Global Tucotuzumab celmoleukin Renal and other cancers EpCAM-expressing tumors Global Hu14.18.IL2 Melanoma and other cancers GD2-expressing tumors Global MS 275 Prostate Cancer and melanoma HDAC inhibitor (Histone Deacteylase) Global ZK EPO Breast and lung cancers Epothilone Global ZK-PRA Breast cancer Antiprogestin Global L19-IL2 Renal and other cancers Targeted radioimmuno therapeutic Global MTGI Solid tumors Cyclin dependent kinase inhibitor, VEGF Global Note: List contains select products (not complete) Schering AG Merck KGaA Filed Phase III Phase II Phase I

Significantly Strengthened Ethicals Business €1.7bn €3.9bn €5.6bn €0.4bn €0.9bn €1.3bn 11 19 30 4,000+ 5,000+ 9,000+ Oncology CardioMetabolic Care Gynecology & Andrology Oncology Specialized Therapeutics Oncology Gynecology & Andrology CNS Erbitux Yasmin Betaferon Erbitux Yasmin Betaferon Merck KGaA Ethicals Sales (2005) Therapeutic Areas of Focus Key Growth Drivers R&D Investment (2005) No. of Projects in Clinical Trials Worldwide Sales Force Excluding Diagnostic Imaging. Schering AG Ethicals1 New Merck Group Ethicals

Enhanced Global Platform Creates Opportunities for Accelerated Growth The potential launch success of Merck KGaA's Sarizotan will be accelerated by Schering AG's experience in CNS New indications for Merck KGaA's Erbitux will benefit from added Schering AG promotional support Attractive global development and commercialization partner to compete for licensing opportunities Full value from every R&D Euro - ability to retain global rights and launch in all major markets Creating access for Merck KGaA to two large markets, North America and Japan Strengthening presence in Europe, South America and Asia

Offer Details €77 per share in cash Represents a premium of 35% to the three month average share price and 24% to the unaffected share price Total equity value of €14.6bn Takeover offer to acquire all shares expected to be published in early April 2006 Subject to regulatory approvals Minimum acceptance threshold of 51% of Schering AG's share capital Tender offer period expected to end early May

Expected Timetable Announcement 13 March 2006 Publication of voluntary tender offer Early April 2006 Anti-trust (EU-phase I and US) clearance expected End of April 2006 Expiration of tender offer period Early May 2006 Completion of tender offer Early June 2006 Capital increase Q3 2006

In Conclusion.... What will change Our company will almost double in size Our Ethicals business will triple in size and will be significantly strengthened What will not change Full commitment of the Merck Family German KGaA - headquartered in Darmstadt - with a truly global presence A pharmaceuticals and chemicals company

Next Steps The Integration Process Implementation will only begin after Domination Agreement is in place Management level 1 & 2 to be defined Integration office and teams to be set up to build the new organization What You Can Do Remain focused on your business Be a strong and supportive leader/employee to help your team manage the change Be an advocate for the transaction Keep your superiors informed of how things are going Do not initiate contact with anyone from Schering at this time. People will be brought together at a later stage Refer all press inquiries to Corporate Communications